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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-66790 and 33-66844 of Gibraltar Packaging Group, Inc. on Form S-8 of our report dated August 8, 2001 appearing in this Annual Report on Form 10-K of Gibraltar Packaging Group, Inc. for the year ended June 30, 2001.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
September 24, 2001